UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-12507	22-2448962
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification Number)

250 GLEN STREET, GLENS FALLS, NEW YORK 12801
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (518) 745-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Thomas L. Hoy as President and Chief Executive Officer. On May 30, 2012, Thomas L. Hoy, currently serving as Chairman, President and Chief Executive Officer of Arrow Financial Corporation (the “Company”), tendered his resignation from his position as President of the Company, effective July 1, 2012. Mr. Hoy will continue to serve as Chairman and Chief Executive Officer of the Company and its principal banking subsidiary, Glens Falls National Bank and Trust Company (the “Bank”) through December 31, 2012, at which time Mr. Hoy will retire as CEO of both the Company and the Bank. Mr. Hoy will continue to serve as Chairman of the Board of the Company and the Bank after December 31, 2012.
Appointment of Thomas J. Murphy as President and Chief Executive Officer and to the Board of Directors. On May 30, 2012, the Board of Directors of the Company named Thomas J. Murphy to serve as President of the Company, as well as a member of the Board of Directors of the Company, effective July 1, 2012. Mr. Murphy currently serves as President of the Bank, and will continue in that capacity after July 1, 2012. Mr. Murphy will not serve on any committees of the Board or receive any compensation for his service on the Board of the Company. Additionally, on December, 31, 2012, Mr. Murphy will succeed Mr. Hoy as Chief Executive Officer of both the Company and the Bank.
Mr. Murphy, age 53, has served as Senior Executive Vice President and as President of the Bank since July 1, 2011. He has also served as Corporate Secretary of the Company since 2009 and Senior Trust Officer of the Bank since 2010. Mr. Murphy previously served as Assistant Corporate Secretary of the Company (2008-2009), Senior Vice President of the Bank (2008-2011) and Manager of the Personal Trust Department of the Bank (2004-2011). Mr. Murphy started with the Company in 2004.
Mr. Murphy's appointment to the Board of the Company on July 1, 2012, and his appointments as President of the Company, effective July 1, 2012, and as CEO of the Company, effective December 31, 2012, were not made pursuant to any arrangements or understandings between Mr. Murphy and the Company or any other person. Additionally, Mr. Murphy has had no related party transactions with the Company reportable under Item 404(a) of Regulation S-K and has no family relationships with any director, executive officer or nominee for director of the Company.
A press release regarding Mr. Hoy's resignations and Mr. Murphy's appointments is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Amended and Restated Employment Agreements for Messrs. Hoy and Murphy.  On May 30, 2012, the Company's Board of Directors approved multi-year amended and restated employment agreements between the Company and each of Mr. Hoy and Mr. Murphy.   These new agreements (the “New Agreements”), which will become effective on July 1, 2012, replace existing employment agreements entered into by the Company with the executives on January 31, 2012 (the “Prior Agreements”). The New Agreements are substantially similar to the Prior Agreements, except that they reflect the new positions to be held by the executives effective July 1, 2012. All other terms of the Prior Agreements remain in full force and effect in the New Agreements and are summarized below.
Under the New Agreements, Mr. Hoy's annual base salary continues to be $415,000 and Mr. Murphy's annual base salary continues to be $200,000. Each of their respective annual base salaries may be increased but may not be decreased during the remaining term of their New Agreements. The New Agreements also provide that each such executive is eligible to participate in certain other benefit programs, including medical, dental and life insurance benefits, compensation plans including the annual incentive (bonus) plan and equity incentive plans, and various retirement and supplemental retirement plans.
The New Agreements provide that, in the event the executive terminates his own employment for good reason (as defined), or is terminated by the Board of Directors without cause (as defined), he will receive a lump-sum payment equal to the greater of (a) the amount of base salary payable to him during the remaining term of his agreement, or (b) one year's base salary.
Also under the New Agreements, if there is a change of control (as defined) of the Company and, within 12 months after such change of control, either (a) the Company or the Bank terminates the employment of the executive for any reason (other than a termination of employment for cause), or (b) such executive terminates his own employment with the Company or the Bank for good reason, the executive will be entitled to receive an amount payable in installments (or in a lump-sum, in the event of unforeseeable emergency) equal to approximately three times his average annual taxable compensation for the five years preceding the event, subject to downward adjustment to reflect the value of any other “change of control” payments or benefits he might receive following such change of control. Additionally, the executive shall receive for a period of two years following the change of control, medical, dental and life insurance coverage that is generally equivalent to the coverage then held, subject to employee cost sharing. However, under no circumstances will the executive receive any payment under the agreement if such payment would constitute an “excess parachute payment” under the tax laws.
The New Agreements also contain non-competition provisions that may be triggered upon termination of employment.

The New Agreements provide that, on or before each January 31 during the remaining term of the agreement, the Compensation Committee of the Board will consider and vote upon a proposal to replace the executive's existing agreement with a new three-year employment agreement containing provisions at least as favorable to the executive as his current agreement. Notwithstanding the above, each of the New Agreements provides that the Board of Directors will consider, prior to December 31, 2012, the impact on such agreements of Mr. Murphy's succession to Mr. Hoy on December 31, 2012 as CEO of the Company, and will make changes to such agreements, or as appropriate, terminate or replace such agreements, at such time.

Item 9.01.    Financial Statements and Exhibits.

Exhibits:

Exhibit No.    Description
Exhibit 99    Arrow Financial Corporation Press Release dated May 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION
Registrant

Date: June 1, 2012	/s/ Terry R. Goodemote
Terry R. Goodemote, Executive Vice President, Treasurer and Chief Financial Officer

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